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ANDREWS KURTH LLP ATTORNEYS	600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

EXHIBIT 8.1

January 25, 2005

Valero L.P.
One Valero Way
San Antonio, Texas 78249

Gentlemen:

        We have acted as counsel to Valero L.P., a Delaware limited partnership, in connection with the preparation and filing of a registration statement on Form S-4, as amended (the "Registration Statement"), filed by Valero L.P. with the Securities and Exchange Commission (the "Commission") on the date hereof, pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to (i) the merger of VLI Sub A LLC, a subsidiary of Valero L.P., with and into Kaneb Services LLC, a Delaware limited liability company ("Kaneb Services"), pursuant to an Agreement and Plan of Merger dated as of October 31, 2004 (the "Kaneb Services merger agreement"), and (ii) the merger of VLI Sub B LLC, a subsidiary of Valero L.P., with and into Kaneb Pipe Line Partners, L.P., a Delaware limited partnership ("Kaneb Partners"), pursuant to the Agreement and Plan of Merger dated as of October 31, 2004 (the "Kaneb Partners merger agreement"). All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

        In arriving at the opinion expressed below, we have examined the Registration Statement, including the prospectus included therein and the documents incorporated by reference therein, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of Valero L.P., Kaneb Services, Kaneb Partners and others.

        Subject to the limitations and qualifications stated in the Registration Statement and set forth herein, we are of the opinion that the description of the United States federal income tax consequences appearing under the heading "Material U.S. Federal Income Tax Considerations" in the prospectus forming part of the Registration Statement accurately describes the material United States federal income tax consequences of the Kaneb Services merger, the Kaneb Partners merger and Valero L.P. common unit ownership under existing law and subject to the qualifications and assumptions stated therein.

        Our opinion is based upon and conditioned upon the initial and continuing accuracy of the statements, representations and assumptions set forth in the Kaneb Services merger agreement, the Kaneb Partners merger agreement, the Registration Statement and the officer's certificates delivered to us by Valero L.P., Kaneb Services and Kaneb Partners. We have assumed that all representations made "to the best knowledge of" any person will be true, correct and complete as if made without that qualification. In rendering our opinion, we have also assumed that each of the Kaneb Services merger and the Kaneb Partners merger will occur in the manner contemplated by the Registration Statement and in accordance with the respective merger agreement with none of the terms or conditions of the merger agreements being amended, waived or modified, and there are no arrangements other than those set forth in the merger agreements between the parties thereto. Any inaccuracies in any of the aforementioned statements, representations or assumptions or breach or failure of any of the aforementioned covenants could adversely affect our opinion.

        The opinion set forth above is based upon our interpretations of current United States federal income tax law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after such time as the Registration Statement is declared effective. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission issued thereunder.

                      Very truly yours,

                      /s/ ANDREWS KURTH LLP

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  EXHIBIT 8.1